Exhibit 3.7

                                                                       (minimum)
FORM NO. 1A             AMENDED ARTICLES OF INCORPORATION             FEE $11.00
                        ---------------------------------

PLEASE NOTE: This form must be filed with a letter from the Oklahoma Tax Commission stating that the franchise tax has been paid for the current fiscal year. If the authorized capital is increased, the fee is $8.00 PLUS $1.00 per $1,000 increase.

TO THE SECRETARY OF STATE, STATE OF OKLAHOMA:

         We, the undersigned,         (ADDRESS)               (CITY AND STATE)

Loyd G. Dorsett                   R.R. #1, Box 110           Norman     Oklahoma
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James D. Warren                   R.R. #1, Box 110           Norman     Oklahoma
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being persons legally competent to amend the Articles of Incorporation pursuant to the provisions of the "Business Corporation Act" of the State of Oklahoma and the Amendments thereof, do hereby execute the following amendment or amendments of the Articles of Incorporation; and do further affirm that the amendment or amendments were adopted in the manner prescribed by said Acts.

(1)      The name of the corporation is:      Dorsett Educational Systems, Inc.
                                        ----------------------------------------

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(If the corporate name is changed, please show the former name also).

(2)      A. No Change, As Filed  X
                           ---
B. As Amended - The address of its registered office in the State of Oklahoma is: ________________, City of ______________________, and the name and address of the registered agent at such address is:
_____________________________________________________.

(3)      A. No Change, As Filed X
                               ---
B.       As Amended - The duration of the corporation is _____ years.

(4)      A. No Change, As Filed X
                               ---
B. As Amended - The purpose or purposes for which this corporation is formed are:


(5)      A. No Change, As Filed
                               ---
B. As Amended - The aggregate number of the authorized shares, itemized by class, par value of shares, shares without par value, and series, if any, within a class is:
CLASS             SERIES         NUMBER OF SHARES       PAR VALUE - NO PAR VALUE
-----             ------         ----------------       ------------------------
  1                 1               2,000,000                   $0.10

(6)      A. No Change, As Filed X
                               ---
B. As amended - The amount of stated capital with which the corporation will begin business is $_______________, which has been fully paid in (must be at least $500).

(7)      A. No Change, As Filed X
                               ---
B. As Amended - The number and class of shares to be allotted by the corporation before it shall begin business and the consideration to be received by the corporation therefor, are:
CLASS OF SHARES               NUMBER OF SHARES     CONSIDERATION TO BE  RECEIVED
---------------               ----------------     -----------------------------


(8)      A. No Change, As Filed X
                               ---
B. As Amended - The number of directors to be elected at the first meeting of the shareholders is ___________________.

PLEASE COMPLETE ONE OF THE FOLLOWING, (9) (10) or (11), depending upon the method of execution of the amended Articles of Incorporation.

(9) IF SUCH AMENDMENT BE BY THE CORPORATION UPON APPROVAL OF THE SHAREHOLDERS, SUCH AMENDED ARTICLES SHALL FURTHER SET FORTH:

(a) Such amendment was proposed by a resolution of the Board of Directors on the 29th day of April, 1972.

(b) The amendment was adopted by a vote of the shareholders in accordance with the provisions of Title 18, O. S. 1961, ss. 1.153.

(c) The meeting of the shareholders of the corporation, at which the amendment was adopted, was held at Company offices, Goldsby, Oklahoma.

(d) Notice of the meeting was given by written notice to all shareholders by Corp. Sec. for a period of 31 days.

(e) The class and number of shares voted for and against such amendment was:
CLASS                 NO OF SHARES VOTED           FOR VOTED          AGAINST
Common                total outstanding 496,491     370,642             none

(Corporate Seal)                            Dorsett Educational Systems, Inc.
                                            -----------------------------------
                                            Exact Corporate Name
                                            /s/  Loyd G. Dorsett
                                            -----------------------------------
ATTEST:                                     Loyd G. Dorsett, President

/s/  James D. Warren
----------------------------------
     James D. Warren, Secretary

(10) IF AMENDMENT BE BY THE INCORPORATORS, SUCH AMENDED ARTICLES SHALL FURTHER SET FORTH: Not Applicable
(a) No shares of this corporation have been allotted.
(b) The corporation has not begun or transacted any business or incurred any indebtedness except such business or indebtedness as shall have been incidental to its organization or to the obtaining of subscriptions to, or the payment for its shares; and
(c) No subscriptions have been taken and no shares have been subscribed for;
OR Subscriptions have been taken and______________ shares subscribed for, and the subscribers for at least two/thirds of such number of shares have signed and filed with the Incorporators-Secretary of the corporation their written consent to such amendment.
(Majority of Incorporators must sign)       ____________________________________
(Corporate Seal)                            ____________________________________
                                            ____________________________________
                                            ____________________________________

Subscribed and Sworn to before me this _____ day of __________________, 19 ____.

(Notarial Seal)                             ____________________________________
                                            NOTARY PUBLIC
My Commission expires ___________________.


(11) IF SUCH AMENDMENT BE BY BOARD OF DIRECTORS, SUCH AMENDED ARTICLES SHALL FURTHER SET FORTH:
(a) The general nature of the amendment is:
                                           _____________________________________
(b) As provided for in 18 O.S. 1961, ss. 1.162, a resolution of amendment was adopted at a meeting duly called on the ______ day of ______________, 19 ______.

(Majority of Directors must sign)           ____________________________________
                                            ____________________________________
(Corporate Seal)                            ____________________________________
                                            ____________________________________


Subscribed and Sworn to before me this 15th day of June, 1972..

                                            /s/  Donnie L. Hamilton
                                            ------------------------------------
(Notarial Seal)                                  NOTARY PUBLIC

My Commission Expires    March 20, 1976
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